     As filed with the Securities and Exchange Commission on July 30, 1999
                                                     Registration No. 333-76541
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                           POST-EFFECTIVE AMENDMENT
                                     NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933

                                ---------------

                          National Steel Corporation
            (Exact name of Registrant as specified in its charter)
         Delaware                    3312                    25-0687210
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
     incorporation or         Classification Code
      organization)                 Number)

                                ---------------

                           4100 Edison Lakes Parkway
                         Mishawaka, Indiana 46545-3440
                                (219) 273-7000
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                ---------------

                                 Glenn H. Gage
               Senior Vice President and Chief Financial Officer
                           4100 Edison Lakes Parkway
                         Mishawaka, Indiana 46545-3440
                                (219) 273-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                With copies to:
       Ronald J. Werhnyak, Esq.                 Gary P. Cullen, Esq.
  Vice President, General Counsel and   Skadden, Arps, Slate, Meagher & Flom
               Secretary                             (Illinois)
      National Steel Corporation                 333 W. Wacker Drive
       4100 Edison Lakes Parkway               Chicago, Illinois 60606
     Mishawaka, Indiana 46545-3440                 (312) 407-0700
            (219) 273-7000

                                ---------------

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                                ---------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                          DEREGISTRATION OF SECURITIES

  This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4 (Registration No. 333-76541), which was declared effective May 14, 1999, on which National Steel Corporation (the "Company") registered an aggregate principal amount of $300,000,000 of (1) its First Mortgage Bonds, 9 7/8% Series D due 2009 (the "Series D Bonds") and (2) its First Mortgage Bonds, 9 7/8% Series B due 2009 (the "Series B Bonds"). The Bonds were issued in exchange for (the "Exchange Offer") an aggregate principal amount of $225,000,000 of its First Mortgage Bonds, 9 7/8% Series A due 2009 (the "Series A Bonds") and an aggregate principal amount of $75,000,000 of its First Mortgage Bonds, 9 7/8% Series C due 2009 (the "Series C Bonds"). The Series A Bonds were exchangeable for either Series B Bonds or Series D Bonds, however, in no event would greater than $300,000,000 in Bonds be issued.

  In connection with the Exchange Offer, the Company issued $299,805,000 of its Series D Bonds in exchange for all of its outstanding Series A Bonds and for an aggregate principal amount of $74,805,000 of its outstanding Series C Bonds. This Post-Effective Amendment No. 1 is being filed to deregister the $195,000 aggregate principal amount of Series D Bonds which were not issued in the Exchange Offer because of the non-tender of $195,000 aggregate principal amount of Series C Bonds. Therefore, $195,000 aggregate principal amount of Series D Bonds is to be deregistered upon the filing of this Post-Effective Amendment No. 1.

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

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mishawaka, State of Indiana, on July 30, 1999.

                                          National Steel Corporation

                                                  /s/ John A. Maczuzak
                                          By: _________________________________
                                                     John A. Maczuzak
                                               President and Chief Operating
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 1999.

             Signature                           Title
             ---------                           -----

        /s/ Yutaka Tanaka*           Director, Chairman of the
____________________________________  Board and Chief Executive
           Yutaka Tanaka              Officer

     /s/ Charles A. Bowsher*         Director
____________________________________
         Charles A. Bowsher

      /s/ Edsel D. Dunford*          Director
____________________________________
          Edsel D. Dunford

        /s/ Mitsuoki Hino*           Director
____________________________________
           Mitsuoki Hino

      /s/ Frank J. Lucchino*         Director
____________________________________
         Frank J. Lucchino

      /s/ Bruce K. MacLaury*         Director
____________________________________
         Bruce K. MacLaury

       /s/ Mineo Shimura*            Director
____________________________________
           Mineo Shimura

      /s/ Hisashi Tanaka*            Director
____________________________________
           Hisashi Tanaka

    /s/ Sotaro Wakabayashi*          Director
____________________________________
         Sotaro Wakabayashi

        /s/ Glenn H. Gage            Senior Vice President and
____________________________________  Chief Financial Officer
           Glenn H. Gage

       /s/ Kirk A. Sobecki           Corporate Controller
____________________________________
          Kirk A. Sobecki

      /s/ Glenn H. Gage
*By: __________________________
         Glenn H. Gage
        Attorney in Fact

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